Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Reports

Second Quarter 2024 Results

LEAWOOD, KANSAS - (August 2, 2024) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), today reported results for the second quarter ended June 30, 2024.

Second Quarter 2024 Summary Results:

●	Total revenues were $1,030.6 million compared to $1,347.9 million for Q2 2023.
●	Net loss was $(32.8) million compared to net earnings of $8.6 million for Q2 2023.
●	Net loss per diluted share was $(0.10) compared to net earnings per diluted share of $0.06 for Q2 2023[1].
●	Adjusted EBITDA was $29.4 million compared to $182.5 million for Q2 2023.
●	Net cash used in operating activities was $(34.6) million compared to $(13.4) million for Q2 2023.
●	Cash and cash equivalents at June 30, 2024 was $770.3 million.

1 Based on 321.6 million weighted average shares outstanding as of June 30, 2024 and 151.3 million weighted average shares outstanding as of June 30, 2023.

Adam Aron, Chairman and CEO of AMC Entertainment, commented, “As expected, the second quarter started slowly with the box office adversely impacted by the 2023 Hollywood writers and actors strikes. However, the quarter finished with incredible strength powered by the success of Disney’s INSIDE OUT 2, which is now the highest grossing animated movie of all time. AMC saw a remarkable contrast between the early quarter with a dearth of movie releases and the end of the quarter with a record setting movie delighting audiences in our theatres. That difference between AMC’s early quarter performance and our late quarter performance was as if we were two totally different companies, surrounded by two completely different industry dynamics. Indeed, in June of 2024, AMC achieved our highest-ever June Adjusted EBITDA in our company’s entire 104-year history.”

Aron added, “On the heels of strong Adjusted EBITDA in June, the momentum has continued to impress in July, with box office hits DESPICABLE ME 4 and TWISTERS followed by the phenomenal opening of DEADPOOL & WOLVERINE. Thanks to the success of DEADPOOL and WOLVERINE, just a week ago AMC recorded our highest-ever opening weekend attendance and highest-ever opening weekend admissions revenue for a rated-R movie.”

Aron continued, “With a long list of blockbuster movie titles opening in theatres during the remainder of the year and into 2025 and 2026, the industry-wide box office now appears to us to be poised for sustained growth. Looking ahead, we believe that bodes ever so well for the increasing cash generation potential from AMC’s movie theatres both at home and abroad.”

Aron concluded, “And all this comes at the same time as AMC completed several transformative capital market transactions that took up to $2.45 billion of our debt previously due in 2026 and extended the maturities to 2029 and 2030. We are grateful that AMC’s lenders just gave our company a strong vote of confidence as to their view of the likelihood for our long-term success. The power of an extension of our financial runway for many years into the future, combined with what we believe is a multi-year slate of blockbuster movie releases, sets the stage for continued recovery at AMC. Today, we are more confident than ever in our ability to thrive, as both our company and our industry continue to rebound.”

Key Financial Results (presented in millions, except operating data)

	Quarter Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
GAAP Results
Total revenues	$1,030.6	$1,347.9	(23.5)%	$1,982.0	$2,302.3	(13.9)%
Net earnings (loss)	$(32.8)	$8.6	$(41.4)	$(196.3)	$(226.9)	$30.6
Net cash used in operating activities	$(34.6)	$(13.4)	$(21.2)	$(222.9)	$(203.3)	$(19.6)
Diluted earnings (loss) per share	$(0.10)	$0.06	$(0.16)	$(0.67)	$(1.57)	$0.90
Non-GAAP Results*
Total revenues (2023 constant currency adjusted)	$1,031.6	$1,347.9	(23.5)%	$1,977.6	$2,302.3	(14.1)%
Net earnings (loss) (2023 constant currency adjusted	$(32.7)	$8.6	$(41.3)	$(195.4)	$(226.9)	$31.5
Adjusted EBITDA	$29.4	$182.5	$(153.1)	$(2.2)	$189.6	$(191.8)
Adjusted EBITDA (2023 constant currency adjusted)	$29.2	$182.5	$(153.3)	$(2.0)	$189.6	$(191.6)
Free cash flow	$(79.2)	$(62.0)	$(17.2)	$(318.0)	$(299.3)	$(18.7)
Adjusted net loss	$(137.9)	$(6.6)	$(131.3)	$(342.4)	$(186.3)	$(156.1)
Adjusted diluted loss per share	$(0.43)	$(0.04)	$(0.39)	$(1.17)	$(1.29)	$0.12
Operating Metrics
Attendance (in thousands)	50,013	66,368	(24.6)%	96,644	113,989	(15.2)%
U.S. markets attendance (in thousands)	36,493	50,023	(27.0)%	66,983	82,385	(18.7)%
International markets attendance (in thousands)	13,520	16,345	(17.3)%	29,661	31,604	(6.1)%
Average screens	9,618	9,879	(2.6)%	9,660	9,939	(2.8)%

* Please refer to the tables included later in this press release for definitions and full reconciliations of non-U.S. GAAP financial measures.

Cash, Balance Sheet, and Capital Markets Activity

Cash at June 30, 2024 was $770.3 million excluding restricted cash of $48.3 million.

Second Quarter 2024

During the second quarter 2024, AMC:

●	Exchanged $173.9 million aggregate principal amounts of the Second Lien Notes due 2026 for 25.0 million shares of Class A common stock.
●	Raised gross proceeds of $250.0 million, before commissions and fees, from the sale of 72.5 million shares of our Class A common stock.

During the third quarter 2024, AMC:

●	Completed a series of refinancing transactions to extend the maturity of up to $2.45 billion of the Company's debt due 2026 to 2029 and beyond.

o	AMC and its subsidiaries issued approximately $2.0 billion of new term loans due 2029 (“New Term Loans) in consideration for the open market purchase of approximately $1.9 billion of its existing Senior Secured Term Loans due 2026 (“Existing Term Loans”) and approximately $100 million of its 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026 (“Second Lien Notes”). The New Term Loans bear interest at the Term Secured Overnight Financing Rate (“Term SOFR”) plus between 600 and 700 basis points depending on leverage levels.

o	AMC and its subsidiaries issued approximately $414 million of new 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 (“Exchangeable Notes”) for cash, with proceeds used to repurchase approximately $414 million of Second Lien Notes.

o	AMC and its subsidiaries are entitled to issue up to an additional $31 million of New Term Loans in order to purchase Existing Term Loans.

o	AMC and its subsidiaries are entitled to issue up to an additional $50 million of Exchangeable Notes to refinance other outstanding debt due in 2025, 2026 and 2027.

o	The total amount of up to $464 million of Exchangeable Notes would be exchangeable into up to approximately 92.6 million shares (excluding PIK Interest) of the Company’s Class A common stock, subject to certain terms and conditions.

Webcast Information

The Company will host a webcast for investors and other interested parties beginning at 4:00 p.m. CST/5:00 p.m. EST on Friday, August 2, 2024. To listen to the webcast, please visit the investor relations section of the AMC website at investor.amctheatres.com for a link. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

An archive of the webcast will be available on the Company’s website after the call for a limited time.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 900 theatres and 10,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website, and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. In addition, in 2023 AMC launched AMC Theatres Distribution with the highly successful releases of TAYLOR SWIFT | THE ERAS TOUR and RENAISSANCE: A FILM BY BEYONCÉ. AMC Theatres Distribution expects to release more concert films with the world’s leading musical artists in the years ahead. For more information, visit www.amctheatres.com/.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “indicates,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding our expected revenue, net loss, capital expenditure, Adjusted EBITDA and estimated cash and cash equivalents, the potential for sustained growth, our cash generation potential, our financial runway, the continued box office recovery as well as the future box office outlook. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to: the sufficiency of AMC’s existing cash and cash equivalents and available borrowing capacity; availability of financing upon favorable terms or at all; AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the effectiveness of the refinancing transactions completed in the third quarter of 2024 to allow AMC to generate net positive operating cash flow and long-term profitability to overcome liquidity concerns; the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general; increased use of alternative film delivery methods or other forms of entertainment; the continued recovery of the North American and international box office; AMC’s significant indebtedness, including its borrowing capacity and its ability to meet its financial maintenance and other covenants and limitations on AMC's ability to take advantage of certain business opportunities imposed by such covenants; shrinking exclusive theatrical release windows; the seasonality of AMC’s revenue and working capital; intense competition in the geographic areas in which AMC operates; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; motion picture production and performance (including as a result of production delays to the release of movies caused by labor stoppages, including but not limited to the Writers Guild of America strike and the Screen Actors Guild-American Federation of Television and Radio Artists strike that occurred during 2023); general and international economic, political, regulatory and other risks, including but not limited to rising interest rates; AMC’s lack of control over distributors of films; limitations on the availability of capital, including on the authorized number of Class A common stock; dilution of voting power through the issuance of Class A common stock underlying the Exchangeable Notes and the issuance of preferred stock; AMC’s ability to achieve expected synergies, benefits and performance from its strategic initiatives; AMC’s ability to refinance its indebtedness on favorable terms; AMC’s ability to optimize its theatre circuit;  AMC’s ability to recognize interest deduction carryforwards, net operating loss carryforwards, and other tax attributes to reduce future tax liability; supply chain disruptions, labor shortages, increased cost and inflation; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, we caution you against relying on forward-looking statements, which speak only as of the date they are made.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at investor.amctheatres.com or the SEC’s website at www.sec.gov.

AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(Tables follow)

AMC Entertainment Holdings, Inc.

Consolidated Statements of Operations

For the Quarter and Six Months Ended June 30, 2024 and June 30, 2023

(dollars in millions, except share and per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
Admissions	$564.4	$744.1	$1,094.9	$1,278.2
Food and beverage	367.1	488.2	688.3	816.9
Other theatre	99.1	115.6	198.8	207.2
Total revenues	1,030.6	1,347.9	1,982.0	2,302.3

Operating costs and expenses
Film exhibition costs	272.3	383.1	511.6	629.3
Food and beverage costs	69.9	91.7	132.9	153.1
Operating expense, excluding depreciation and amortization below	389.5	412.0	783.3	795.2
Rent	218.4	220.8	442.9	426.5
General and administrative:
Merger, acquisition and other costs	0.1	0.6	—	0.8
Other, excluding depreciation and amortization below	49.0	58.1	106.7	130.4
Depreciation and amortization	78.8	96.8	160.4	190.4
Operating costs and expenses	1,078.0	1,263.1	2,137.8	2,325.7

Operating income (loss)	(47.4)	84.8	(155.8)	(23.4)
Other expense (income), net:
Other expense (income)	(108.2)	(31.9)	(151.0)	5.9
Interest expense:
Corporate borrowings	89.2	92.0	180.2	182.7
Finance lease obligations	0.6	1.0	1.5	1.9
Non-cash NCM exhibitor services agreement	9.2	9.6	18.5	19.1
Investment expense (income)	(6.1)	5.1	(11.2)	(8.4)
Total other expense (income), net	(15.3)	75.8	38.0	201.2

Earnings (loss) before income taxes	(32.1)	9.0	(193.8)	(224.6)
Income tax provision	0.7	0.4	2.5	2.3
Net earnings (loss)	$(32.8)	$8.6	(196.3)	(226.9)

Diluted earnings (loss) per share	$(0.10)	$0.06	$(0.67)	$(1.57)

Average shares outstanding diluted (in thousands)	321,581	151,347	292,496	144,387

Consolidated Balance Sheet Data (at period end):

(dollars in millions)

(unaudited)

	As of	As of
	June 30, 2024	December 31, 2023
Cash and cash equivalents	$770.3	$884.3
Corporate borrowings	4,335.5	4,577.4
Other long-term liabilities	99.2	102.7
Finance lease liabilities	50.6	55.4
Total AMC Entertainment Holdings, Inc.'s stockholders' deficit	(1,696.6)	(1,847.9)
Total assets	8,594.7	9,009.2

Consolidated Other Data:

(in millions, except operating data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net cash used in operating activities	$(34.6)	$(13.4)	$(222.9)	$(203.3)
Net cash used in investing activities	$(43.5)	$(40.8)	$(93.5)	$(57.4)
Net cash provided by (used in) financing activities	$236.3	$(6.5)	$227.3	$62.4
Free cash flow	$(79.2)	$(62.0)	$(318.0)	$(299.3)
Capital expenditures	$(44.6)	$(48.6)	$(95.1)	$(96.0)
Screen acquisitions	—	5	1	7
Screen dispositions	85	140	130	348
Construction closures, net	(31)	(9)	(41)	(13)
Average screens	9,618	9,879	9,660	9,939
Number of screens operated	9,889	10,120	9,889	10,120
Number of theatres operated	886	906	886	906
Screens per theatre	11.2	11.2	11.2	11.2
Attendance (in thousands)	50,013	66,368	96,644	113,989

Segment Other Data:

(in millions, except per patron amounts and operating data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Other operating data:
Attendance (patrons, in thousands):
U.S. markets	36,493	50,023	66,983	82,385
International markets	13,520	16,345	29,661	31,604
Consolidated	50,013	66,368	96,644	113,989

Average ticket price (in dollars):
U.S. markets	$12.01	$11.78	$12.09	$11.81
International markets	$9.32	$9.48	$9.61	$9.65
Consolidated	$11.29	$11.21	$11.33	$11.21

Food and beverage revenues per patron (in dollars):
U.S. markets	$8.34	$8.22	$8.22	$8.13
International markets	$4.65	$4.72	$4.65	$4.66
Consolidated	$7.34	$7.36	$7.12	$7.17

Average screen count (month end average):
U.S. markets	7,228	7,418	7,257	7,466
International markets	2,390	2,461	2,403	2,473
Consolidated	9,618	9,879	9,660	9,939

Contribution margin per patron (in dollars):
U.S. markets	$14.73	$13.90	$15.00	$14.17
International markets	$11.16	$10.88	$11.23	$11.16
Consolidated	$13.76	$13.16	$13.84	$13.33

Segment Information:

(unaudited, in millions)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
U.S. markets	$815.9	$1,087.4	$1,505.0	$1,791.9
International markets	214.7	260.5	477.0	510.4
Consolidated	$1,030.6	$1,347.9	$1,982.0	$2,302.3

Adjusted EBITDA
U.S. markets	$49.3	$174.8	$21.7	$185.7
International markets	(19.9)	7.7	(23.9)	3.9
Consolidated	$29.4	$182.5	$(2.2)	$189.6

Capital Expenditures
U.S. markets	$33.8	$36.8	$65.5	$71.4
International markets	10.8	11.8	29.6	24.6
Consolidated	$44.6	$48.6	$95.1	$96.0

Reconciliation of Adjusted EBITDA (1):

(dollars in millions)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net earnings (loss)	$(32.8)	$8.6	$(196.3)	$(226.9)
Plus:
Income tax provision	0.7	0.4	2.5	2.3
Interest expense	99.0	102.6	200.2	203.7
Depreciation and amortization	78.8	96.8	160.4	190.4
Certain operating expense (2)	1.0	(0.9)	1.5	0.2
Equity in earnings of non-consolidated entities	(1.0)	(0.8)	(4.7)	(2.2)
Cash distributions from non-consolidated entities (3)	1.6	1.7	2.9	1.7
Attributable EBITDA (4)	(0.7)	(0.3)	(0.1)	0.2
Investment expense (income) (5)	(6.1)	5.1	(11.2)	(8.4)
Other expense (income) (6)	(105.0)	(30.1)	(143.8)	12.7
Other non-cash rent benefit (7)	(10.7)	(9.0)	(22.4)	(18.6)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	0.1	0.6	—	0.8
Stock-based compensation expense (9)	4.5	7.8	8.8	33.7
Adjusted EBITDA (1)	$29.4	$182.5	$(2.2)	$189.6

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measures commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value. The preceding definition of Adjusted EBITDA is broadly consistent with how Adjusted EBITDA is defined in our debt indentures.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in earnings of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Attributable EBITDA

(dollars in millions)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Equity in (earnings) of non-consolidated entities	$(1.0)	$(0.8)	$(4.7)	$(2.2)
Less:
Equity in (earnings) of non-consolidated entities excluding International theatre joint ventures	(2.1)	(1.5)	(5.6)	(2.6)
Equity in (loss) of International theatre joint ventures	(1.1)	(0.7)	(0.9)	(0.4)
Income tax benefit	(0.1)	(0.1)	(0.1)	(0.2)
Investment expense	—	—	0.1	0.1
Interest expense	0.1	0.1	0.1	0.1
Depreciation and amortization	0.4	0.4	0.7	0.6
Attributable EBITDA	$(0.7)	$(0.3)	$(0.1)	$0.2
5)	Investment expense (income) during the quarter ended June 30, 2024 includes appreciation in the estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation (“Hycroft”) of $(0.4) million, appreciation in estimated fair value of our investment in warrants to purchase common shares of Hycroft of $(0.3) million and interest income of $(5.4) million. Investment expense (income) during the quarter ended June 30, 2023 included deterioration in estimated fair value of our investment in common shares of Hycroft of $3.2 million, deterioration in estimated fair value of our investment in warrants to purchase common shares of Hycroft of $2.3 million, and interest income of $(2.5) million.

Investment expense (income) during the six months ended June 30, 2024 includes deterioration in estimated fair value of our investment in common shares of Hycroft of $0.1 million, deterioration in estimated fair value of our investment in warrants to purchase common shares of Hycroft of $0.2 million, and interest income of $(11.5) million. Investment expense (income) during the six months ended June 30, 2023 included deterioration in estimated fair value of our investment in common shares of Hycroft of $5.5 million, deterioration in estimated fair value of our investment in warrants to purchase common shares of Hycroft of $4.6 million, $(15.5) million gain on the sale of our investment in Saudi Cinema Company, LLC and interest income of $(4.8) million.

6)	Other expense (income) during the quarter ended June 30, 2024 includes shareholder litigation recoveries of $(19.1) million, foreign currency transaction gains of $(0.6) million and gains on debt extinguishment of $(85.3) million. Other expense (income) during the quarter ended June 30, 2023 included a non-cash litigation contingency adjustment of $(1.2) million, foreign currency transaction gains of $(7.5) million and gains on debt extinguishment of $(21.6) million.

Other expense (income) during the six months ended June 30, 2024 includes shareholder litigation recoveries of $(19.1) million, gains on debt extinguishment of $(91.1) million, a vendor dispute settlement of $(36.2) million and foreign currency transaction losses of $2.6 million. Other expense (income) during the six months ended June 30, 2023 included a non-cash litigation contingency charge of $115.4 million, partially offset by gains on debt extinguishment of $(86.7) million and foreign currency transaction gains of $(16.2) million.

7)	Reflects amortization expense for certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as they are non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

Reconciliation of Free Cash Flow (1)

(dollars in millions)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net cash used in operating activities	$(34.6)	$(13.4)	$(222.9)	$(203.3)
Plus: total capital expenditures	(44.6)	(48.6)	(95.1)	(96.0)
Free cash flow (1)	$(79.2)	$(62.0)	$(318.0)	$(299.3)

Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures (3)	$15.2	$18.8	$19.0	$32.8
Maintenance capital expenditures (2)	36.6	27.1	64.8	46.5
Change in construction payables (4)	(7.2)	2.7	11.3	16.7
Total capital expenditures	$44.6	$48.6	$95.1	$96.0

1)	We present “Free Cash Flow” as supplemental measures of our liquidity. Free Cash Flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash used in operating activities as a measure of our liquidity. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire statement of cash flows. The term Free Cash Flow may differ from similar measures reported by other companies.

2)	Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

3)	Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities.

4)	Change in construction payables are changes in amounts accrued for capital expenditures that fluctuate significantly from period to period based on the timing of actual payments.

Reconciliation of Contribution Margin Per Patron (1)

(dollars in millions)

(Unaudited)

	Quarter Ended		Quarter Ended		Quarter Ended
	US		International		Total
	June 30,		June 30,		June 30,
	2024	2023	2024	2023	2024	2023
Admissions	$438.4	$589.1	$126.0	$155.0	$564.4	$744.1
Food and beverage	304.2	411.1	62.9	77.1	367.1	488.2
Other theatre	73.3	87.2	25.8	28.4	99.1	115.6
Total revenues	815.9	1,087.4	214.7	260.5	1,030.6	1,347.9
Film exhibition costs	(224.6)	(320.0)	(47.7)	(63.1)	(272.3)	(383.1)
Food and beverage costs	(53.8)	(72.1)	(16.1)	(19.6)	(69.9)	(91.7)
Contribution margin	537.5	695.3	150.9	177.8	688.4	873.1
Attendance (in thousands)	36,493	50,023	13,520	16,345	50,013	66,368
Contribution margin per patron (1)	$14.73	$13.90	$11.16	$10.88	$13.76	$13.16

	Six Months Ended		Six Months Ended		Six Months Ended
	US		International		Total
	June 30,		June 30,		June 30,
	2024	2023	2024	2023	2024	2023
Admissions	$810.0	$973.1	$284.9	$305.1	$1,094.9	$1,278.2
Food and beverage	550.5	669.6	137.8	147.3	688.3	816.9
Other theatre	144.5	149.2	54.3	58.0	198.8	207.2
Total revenues	1,505.0	1,791.9	477.0	510.4	1,982.0	2,302.3
Film exhibition costs	(401.7)	(508.5)	(109.9)	(120.8)	(511.6)	(629.3)
Food and beverage costs	(98.8)	(116.1)	(34.1)	(37.0)	(132.9)	(153.1)
Contribution margin	1,004.5	1,167.3	333.0	352.6	1,337.5	1,519.9
Attendance (in thousands)	66,983	82,385	29,661	31,604	96,644	113,989
Contribution margin per patron (1)	$15.00	$14.17	$11.23	$11.16	$13.84	$13.33

1)	We present “Contribution margin per patron” as a supplemental measure of our performance. We define Contribution margin per patron as total revenues less film exhibition costs and less food and beverage costs, divided by the number of patrons.

Select Consolidated Constant Currency Financial Data (see Note 10):

Quarter and Six Months Ended June 30, 2024

(dollars in millions) (unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2024			June 30, 2024
	Constant Currency (10)			Constant Currency (10)
	US	International	Total	US	International	Total
Revenues
Admissions	$438.4	$126.6	$565.0	$810.0	$282.3	$1,092.3
Food and beverage	304.2	63.1	367.3	550.5	136.4	686.9
Other theatre	73.3	26.0	99.3	144.5	53.9	198.4
Total revenues	815.9	215.7	1,031.6	1,505.0	472.6	1,977.6

Operating costs and expenses
Film exhibition costs	224.6	48.0	272.6	401.7	109.0	510.7
Food and beverage costs	53.8	16.1	69.9	98.8	33.7	132.5
Operating expense	293.5	96.4	389.9	580.3	201.1	781.4
Rent	162.6	56.1	218.7	328.3	113.6	441.9
General and administrative:
Merger, acquisition and other costs	0.1	—	0.1	—	—	—
Other	32.4	16.6	49.0	71.0	35.2	106.2
Depreciation and amortization	61.4	17.4	78.8	124.9	35.1	160.0
Operating costs and expenses	828.4	250.6	1,079.0	1,605.0	527.7	2,132.7

Operating loss	(12.5)	(34.9)	(47.4)	(100.0)	(55.1)	(155.1)
Other expense (income)	(108.8)	0.7	(108.1)	(117.7)	(33.3)	(151.0)
Interest expense	83.5	15.4	98.9	169.0	31.1	200.1
Investment income	(5.5)	(0.6)	(6.1)	(10.0)	(1.2)	(11.2)
Total other expense (income), net	(30.8)	15.5	(15.3)	41.3	(3.4)	37.9
Earnings (loss) before income taxes	18.3	(50.4)	(32.1)	(141.3)	(51.7)	(193.0)
Income tax provision	0.6	—	0.6	1.2	1.2	2.4
Net earnings (loss)	$17.7	$(50.4)	$(32.7)	$(142.5)	$(52.9)	$(195.4)

Attendance	36,493	13,520	50,013	66,983	29,661	96,644
Average screens	7,228	2,390	9,618	7,257	2,403	9,660
Average ticket price	$12.01	$9.36	$11.30	$12.09	$9.52	$11.30
Food and beverage revenues per patron	$8.34	$4.67	$7.34	$8.22	$4.60	$7.11
Other revenues per patron	$2.01	$1.92	$1.99	$2.16	$1.82	$2.05

Select Consolidated Constant Currency Financial Data (see Note 11):

Quarter Ended June 30, 2024

(dollars in millions) (unaudited)

	Quarter Ended
	June 30, 2024
	Constant Currency (11)
	US	International	Total
Revenues
Admissions	$438.4	$131.9	$570.3
Food and beverage	304.2	65.8	370.0
Other theatre	73.3	27.2	100.5
Total revenues	815.9	224.9	1,040.8

Operating costs and expenses
Film exhibition costs	224.6	50.1	274.7
Food and beverage costs	53.8	16.8	70.6
Operating expense	293.5	100.6	394.1
Rent	162.6	58.5	221.1
General and administrative:
Merger, acquisition and other costs	0.1	—	0.1
Other	32.4	17.3	49.7
Depreciation and amortization	61.4	18.2	79.6
Operating costs and expenses	828.4	261.5	1,089.9

Operating loss	(12.5)	(36.6)	(49.1)
Other expense (income)	(108.8)	0.9	(107.9)
Interest expense	83.5	15.6	99.1
Investment income	(5.5)	(0.6)	(6.1)
Total other expense (income), net	(30.8)	15.9	(14.9)
Earnings (loss) before income taxes	18.3	(52.5)	(34.2)
Income tax provision	0.6	—	0.6
Net earnings (loss)	$17.7	$(52.5)	$(34.8)

Attendance	36,493	13,520	50,013
Average screens	7,228	2,390	9,618
Average ticket price	$12.01	$9.76	$11.40
Food and beverage revenues per patron	$8.34	$4.87	$7.40
Other revenues per patron	$2.01	$2.01	$2.01

Reconciliation of Consolidated Constant Currency Adjusted EBITDA (see Note 10):

Quarter and Six Months Ended June 30, 2024

(dollars in millions) (unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2024	June 30, 2024
	Constant Currency (10)	Constant Currency (10)
Net loss	$(32.7)	$(195.4)
Plus:
Income tax provision	0.6	2.4
Interest expense	98.9	200.1
Depreciation and amortization	78.8	160.0
Certain operating expense (2)	1.0	1.6
Cash distributions from non-consolidated entities (3)	1.6	2.9
Equity in (earnings) of non-consolidated entities	(1.0)	(4.7)
Attributable EBITDA (4)	(0.7)	(0.1)
Investment income (5)	(6.1)	(11.2)
Other income (6)	(105.2)	(144.1)
Other non-cash rent benefit (7)	(10.6)	(22.3)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	0.1	—
Stock-based compensation expense (9)	4.5	8.8
Adjusted EBITDA (1)	$29.2	$(2.0)

Adjusted EBITDA (in millions) (1)
U.S. markets	$49.3	$21.7
International markets	(20.1)	(23.7)
Total Adjusted EBITDA (1)	$29.2	$(2.0)

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value. The preceding definition of Adjusted EBITDA is broadly consistent with how Adjusted EBITDA is defined in our debt indentures.

Adjusted EBITDA has important limitations as analytical tools, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Constant Currency Attributable EBITDA

(dollars in millions) (unaudited)

	Quarter Ended	Six Months Ended
	June 30,	June 30,
	2024	2024
	Constant Currency	Constant Currency
Equity in (earnings) of non-consolidated entities	$(1.0)	$(4.7)
Less:
Equity in (earnings) of non-consolidated entities excluding international theatre joint ventures	(2.1)	(5.6)
Equity in (loss) of International theatre joint ventures	(1.1)	(0.9)
Income tax benefit	(0.1)	(0.1)
Interest expense	0.1	0.1
Investment expense	—	0.1
Depreciation and amortization	0.4	0.7
Attributable EBITDA	$(0.7)	$(0.1)
5)	Investment (income) during the quarter ended June 30, 2024 includes appreciation in the estimated fair value of our investment in common shares of Hycroft of $(0.4) million, appreciation in estimated fair value of our investment in warrants to purchase common shares of Hycroft of $(0.3) million and interest income of $(5.4) million.

Investment (income) during the six months ended June 30, 2024 includes deterioration in estimated fair value of our investment in common shares of Hycroft of $0.1 million, deterioration in estimated fair value of our investment in warrants to purchase common shares of Hycroft of $0.2 million, and interest income of $(11.5) million.

6)	Other (income) during the quarter ended June 30, 2024 includes shareholder litigation recoveries of $(19.1) million,

foreign currency transaction gains of $(0.6) million and gains on debt extinguishment of $(85.3) million.

Other (income) the six months ended June 30, 2024 includes shareholder litigation recoveries of $(19.1) million, gains on debt extinguishment of $(91.1) million, a vendor dispute settlement of $(36.2) million and foreign currency transaction losses of $2.3 million.

7)	Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as it is non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

10)	The International segment information for the quarter and six months ended June 30, 2024, has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2023. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

11)	The International segment information for the quarter and six months ended June 30, 2024, has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2019. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Reconciliation of Constant Currency Contribution Margin Per Patron

(dollars in millions)

(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2024			June 30, 2024
	Constant Currency (2)			Constant Currency (2)
	US	International	Total	US	International	Total
Admissions	$438.4	$126.6	$565.0	$810.0	$282.3	$1,092.3
Food and beverage	304.2	63.1	367.3	550.5	136.4	686.9
Other theatre	73.3	26.0	99.3	144.5	53.9	198.4
Total revenues	815.9	215.7	1,031.6	1,505.0	472.6	1,977.6
Film exhibition costs	(224.6)	(48.0)	(272.6)	(401.7)	(109.0)	(510.7)
Food and beverage costs	(53.8)	(16.1)	(69.9)	(98.8)	(33.7)	(132.5)
Contribution margin	537.5	151.6	689.1	1,004.5	329.9	1,334.4
Attendance (in thousands)	36,493	13,520	50,013	66,983	29,661	96,644
Contribution margin per patron (1)	$14.73	$11.21	$13.78	$15.00	$11.12	$13.81
1)	We present “Contribution margin per patron” as a supplemental measure of our performance. We define Contribution margin per patron as total revenues less film exhibition costs and less food and beverage costs, divided by the number of patrons.
2)	The International segment information for the quarter and six months ended June 30, 2024, has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2023. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Reconciliation of Adjusted Net Loss and Adjusted Loss Per Share:

Quarter and Six Months Ended June 30, 2024 and June 30, 2023

(dollars in millions, except share and per share data)

(unaudited)

	Quarter Ended		Year Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Numerator:
Net earnings (loss)	$(32.8)	$8.6	$(196.3)	$(226.9)
Calculation of adjusted net loss for diluted loss per share:
Gain on extinguishment of debt	(85.3)	(21.6)	(91.1)	(86.7)
Loss (gain) on investments in NCM and HYMC	(0.7)	7.6	0.3	11.9
Vendor dispute settlement	—	—	(36.2)	—
Shareholder litigation	(19.1)	(1.2)	(19.1)	115.4
Adjusted net loss for diluted loss per share	$(137.9)	$(6.6)	$(342.4)	$(186.3)

Denominator (shares in thousands):
Weighted average shares for diluted loss per share	321,581	151,302	292,496	144,387

Adjusted diluted loss per share	$(0.43)	$(0.04)	$(1.17)	$(1.29)

We present adjusted net loss for diluted loss per share and adjusted diluted loss per share as supplemental measures of our performance. We have included these measures because we believe they provide management and investors with additional information that is helpful when evaluating our underlying performance and comparing our results on a year-over-year normalized basis. Adjusted net loss for diluted loss per share eliminates the impact of certain items that we do not consider indicative of our underlying operating performance. These adjustments are itemized above. Adjusted diluted loss per share is adjusted net loss for diluted purposes divided by weighted average diluted shares outstanding. Weighted average shares for diluted purposes include common equivalents for restricted stock units (“RSUs”) and performance stock units (“PSUs”). The impact of RSUs and PSUs was anti-dilutive in each period. You are encouraged to evaluate the adjustments itemized above and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net loss and adjusted net loss per share, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted net loss and adjusted loss per share should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted net loss for diluted loss per share and adjusted diluted loss per share are non-U.S. GAAP financial measures and should not be construed as alternatives to net loss and net loss diluted per share as indicators of operating performance (as determined in accordance with U.S. GAAP). Adjusted net loss for diluted loss per share and adjusted loss per share may not be comparable to similarly titled measures reported by other companies.

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